EXHIBIT 10.2

                         REPLACEMENT RESERVE AGREEMENT

     This REPLACEMENT RESERVE AGREEMENT ("Agreement") is made and entered into
this         day of July, 1998, by and between FOX STRATEGIC HOUSING INCOME
PARTNERS, a California limited partnership, ("Borrower"), and NEWPORT MORTGAGE COMPANY, L.P., a Texas limited partnership ("Lender") and its successors and assigns.


                              W I T N E S S E T H:


     WHEREAS, Lender has agreed to make and Borrower has agreed to accept the Loan, which is to be evidenced by the Note and secured by the Security Instrument encumbering the Property described on Exhibit "A" attached to, and incorporated into, this Agreement by reference;

     WHEREAS, as a condition to the closing of the Loan, Lender has required Borrower to establish the Replacement Reserve Fund at the time of closing for the funding of Capital Replacements throughout the Loan term; and

     WHEREAS, Lender and Borrower are desirous of reducing to writing all of their agreements regarding the Replacement Reserve Fund.

     NOW, THEREFORE, for and in consideration of the Loan, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1. Definitions. The following terms used in this Agreement shall have the meanings set forth below in this Paragraph 1:

     (a) "Capital Replacement" means the replacement of those items listed on Exhibit "B" of this Agreement and such other replacements as may be approved in writing or required by Lender.

     (b) "Disbursement Period" means the interval between disbursements from the Replacement Reserve Fund, which interval shall be no shorter than once a
          [SELECT APPLICABLE PERIOD AND INITIAL BESIDE SELECTED PERIOD]
                         LENDER AND BORROWER INITIALS:
             month                  /
          X quarter.                /

     (c)  "Jurisdiction"  means the State in which the Property is located.

     (d) "Loan" means the loan from Lender to Borrower in the original principal amount of Five Million Six Hundred Thousand and No/100 Dollars ($5,600,000.00), as evidenced by the Note and secured by the Security Instrument.

     (e) "Loan Documents" means, collectively, the Note, Security Instrument and all other instruments and documents executed in connection with the Loan.

     (f) "Minimum Disbursement Request Amount" means Five Thousand and No/100 Dollars ($5,000.00).

     (g) "Note" means the promissory note from Borrower to Lender evidencing the Loan.

     (h) "Property" means the real property described on Exhibit "A" of this Agreement.

     (i) "Replacement Reserve Deposit" means the initial deposit in the amount of Zero Dollars ($-0-) made as of the date of this Agreement, together with the sum of Four Thousand Two Hundred Seventy-Five and No/100 Dollars ($4,275.00) per month to be deposited into the Replacement Reserve Fund, as such monthly deposit amount may increase from time to time in accordance with the schedule attached to this Agreement as Exhibit "C".

     (j) "Replacement Reserve Fund" means the account established pursuant to this Agreement to defray the costs of Capital Replacements.

     (k) "Security Instrument" means the mortgage, deed of trust, deed to secure debt, or other similar security instrument encumbering the Property and securing Borrower's performance of its Loan obligations.

2.    Replacement Reserve Fund.

     (a) Establishment; Funding. Upon the closing of the Loan, the parties shall establish the Replacement Reserve Fund and, if required by Lender, Borrower shall pay to Lender for deposit into the Replacement Reserve Fund, the amount of the initial Replacement Reserve Deposit. Commencing on the date the first installment of principal and/or interest is due under the Note and continuing on the same day of each successive month during the Loan term, Borrower shall pay to Lender for deposit into the Replacement Reserve Fund the monthly Replacement Reserve Deposit, together with its regular monthly payments of principal and interest as required by the Note and Security Instrument. The Replacement Reserve Fund shall be maintained and governed in accordance with this Agreement.

     (b) Investment of Deposits. Borrower and Lender agree that all moneys deposited into the Replacement Reserve Fund shall be held by Lender in an interest bearing account, and any interest earned on such moneys shall be added to the principal balance of the Replacement Reserve Fund and disbursed in accordance with the provisions of this Agreement. Lender shall not be responsible for any losses resulting from investment of moneys in the Replacement Reserve Fund or for obtaining any specific level or percentage of earnings on such investment. Lender shall be entitled to deduct from the Replacement Reserve Fund a one time fee for establishing the Replacement Reserve Fund in an amount not to exceed $ -0-.

     (c) Use. Subject to the pledge and security interest and other rights of Lender set forth in this Agreement, the Replacement Reserve Fund shall be maintained for the payment of the costs of the Capital Replacements identified on Exhibit B attached to this Agreement.

     (d) Deferral of Deposits. Notwithstanding subsections 2(a) through (c) above, Lender defers its right to require Borrower to make the monthly Replacement Reserve Deposit. Lender, however, reserves the right to require, in its reasonable discretion and upon written notice to Borrower, at any time and from time to time, that Borrower begin making the monthly Replacement Reserve Deposit upon the occurrence of any of the following events:

          (1) Borrower's default under the Note, Security Instrument, or any other document delivered in connection with the Loan,

          (2) the occurrence of a transfer of ownership prohibited under the terms of the Security Instrument, or

          (3) Borrower's failure to maintain the Property in a satisfactory manner and/or in accordance with the requirements of the Security Instrument, and Lender's determination that the estimated cost to complete any deferred maintenance items with respect to the Property will be greater than or equal to 5 percent of the original principal balance of the Loan.

3.   Disbursements.

     (a) Requests for Disbursement. Lender shall disburse funds from the Replacement Reserve Fund, in its sole discretion, as follows:

          (i) Borrower's Request. If Borrower determines, at any time or from time to time, that a Capital Replacement is necessary or desirable, Borrower shall perform such Capital Replacement and request from Lender, in writing, reimbursement for such Capital Replacement. Borrower's request for reimbursement shall include
               (A) a detailed description of the Capital Replacement performed, together with evidence, satisfactory to Lender, that the cost of such Capital Replacement has been paid and (B) lien waivers from each contractor and material supplier supplying labor or materials for such Capital Replacement, if required by Lender.

          (ii) Lender's Request. If Lender shall determine, at any time or from time to time, that Capital Replacements are necessary or desirable, it shall so notify Borrower, in writing, requesting that Borrower obtain and submit to Lender bids for all labor and materials required in connection with such Capital Replacement. Borrower shall submit such bids and a time schedule for completing each Capital Replacement to Lender within thirty (30) days after Borrower's receipt of Lender's notice.

     (b) Conditions Precedent. Disbursement from the Replacement Reserve Fund shall be made no more frequently than once every Disbursement Period and, except for the final disbursement, no disbursement shall be made in an amount less than the Minimum Disbursement Request Amount. Disbursements shall be made only if the following conditions precedent have been satisfied, as reasonably determined by Lender:

          (i) Payment for Capital Replacement. The Capital Replacement has been performed and/or installed on the Property in a good and workmanlike manner with suitable materials (or in the case of a partial disbursement, performed and/or installed on the Property to an acceptable stage) and paid for by Borrower as evidenced by copies of all applicable paid invoices or bills submitted to Lender by Borrower at the time Borrower requests disbursement from the Replacement Reserve Fund.

          (ii) No Default. There shall exist no condition, event or act which would constitute a default (with or without notice and/or lapse of time) under this Agreement or any other Loan Document.

          (iii)Representations and Warranties. All representations and warranties of Borrower set forth in this Agreement and in the Loan Documents are true.

          (iv) Continuing Compliance. Borrower shall be in full compliance with the provisions of this Agreement, the other Loan Documents and any request or demand by Lender permitted hereby.

          (v) No Lien Claim. No lien or claim based on furnishing labor or materials has been filed or asserted against the Property or the Improvements, unless Borrower has properly provided bond or other security against loss in accordance with applicable law.

          (vi) Approvals. All licenses, permits, and approvals of governmental authorities required for the Capital Replacement as completed to the applicable stage have been obtained.

          (vii)Legal Compliance. The Capital Replacement as completed to the applicable stage does not violate any laws, ordinance, rules or regulations, or building lines or restrictions applicable to the Property.

4. Right to Complete Capital Replacements. If Borrower abandons or fails to proceed diligently with and complete any Capital Replacement in a timely fashion or is otherwise in default under this Agreement, Lender shall have the right (but not the obligation) to enter upon the Property and take over and cause the completion of such Capital Replacement. Any contracts entered into or indebtedness incurred upon the exercise of such right may be in the name of Borrower, and Lender is hereby irrevocably appointed the attorney in fact of Borrower, such appointment being coupled with an interest, to enter into such contracts, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions and proceedings in connection with the Capital Replacement and the payment, settlement or compromise of all bills and claims for materials and work performed in connection with the Capital Replacement) and do any and all things necessary or proper to complete any Capital Replacement including signing Borrower's name to any contracts and documents as may be deemed necessary by Lender. In no event shall Lender be required to expend its own funds to complete any Capital Replacement, but Lender may, in its sole discretion, advance such funds. Any funds advanced shall be added to the outstanding balance of the Loan, secured by the Security Instrument and payable to Lender by Borrower in accordance with the provisions of the Security Instrument pertaining to the protection of Lender's security and advances made by Lender. Borrower waives any and all claims it may have against Lender for materials used, work performed or resultant damage to the Property.

5. Inspection. Lender or any agent of Lender may periodically inspect any Capital Replacement in process and upon completion during normal business hours or at any other reasonable time. Lender shall be entitled to deduct from the Replacement Reserve Fund reasonable fees for performing any such inspection, which fee shall not exceed $500.00 per inspection. If Lender, in its sole discretion, retains a professional inspection engineer or other qualified third party to inspect any Capital Replacement, Lender also shall be entitled to deduct from the Replacement Reserve Fund an amount sufficient to pay all reasonable fees and expenses charged by such third party inspector.

6. Insufficient Account. If Borrower requests disbursement from the Replacement Reserve Fund for a Capital Replacement in accordance with this Agreement in an amount which exceeds the amount on deposit in the Replacement Reserve Fund, Lender shall disburse to Borrower only the amount on deposit in the Replacement Reserve Fund. All additional amounts required in connection with any such Capital Replacement shall be paid by Borrower from Borrower's own funds.

7. Security Agreement. Borrower hereby conveys, pledges, transfers and grants to Lender a security interest pursuant to the Uniform Commercial Code of the Jurisdiction or any other applicable law in and to all money in the Replacement Reserve Fund, as same may increase or decrease from time to time, for the purpose of securing Borrower's obligations under this Agreement and to further secure Borrower's obligations under the Note, Security Instrument and other Loan Documents.

8. Post Default. If Borrower defaults in the performance of its obligations under this Agreement or under the Note, Security Instrument or any other Loan Document, Lender and its successors and assigns shall have all remedies available to them under Article 9 of the Uniform Commercial Code of the Jurisdiction and under any other applicable law and, in addition, may retain all money in the Replacement Reserve Fund, including interest, and in Lender's discretion, may apply such amounts, without restriction and without any specific order of priority, to the payment of any and all indebtedness or obligations of Borrower set forth in the Note, Security Instrument or any other Loan Document, including, but not limited to, principal, interest, taxes, insurance, reasonable attorneys' fees actually incurred and/or repairs to the Property.

9. Termination. If not sooner terminated by written concurrence of the parties, this Agreement shall terminate upon the payment in full of the Loan and all indebtedness incurred in connection therewith and upon such termination, Lender shall pay to Borrower all funds remaining in the Replacement Reserve Fund.

10. No Amendment. Nothing contained in this Agreement shall be construed to amend, modify, alter, change or supersede the terms and provisions of the Note, Security Instrument or any other Loan Document; and, if there is a conflict between the terms and provisions of this Agreement and those of the Note, Security Instrument, or any other Loan Document then the terms and provisions of the Note, Security Instrument or such other Loan Document shall control.

11.  Release; Indemnity.

     (a) Release. Borrower covenants and agrees that, in performing any of its duties under this Agreement, neither Lender nor its successors and assigns shall be liable for any losses, costs or damages which may be incurred by any of them as a result of such performance, except for any losses, costs or damages arising out of the willful misconduct or gross negligence of such party.

     (b) Indemnity. Borrower hereby agrees to indemnify and hold harmless Lender and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed or incurred by any of them in connection with this Agreement.

12. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the Jurisdiction.

13. Successors and Assigns. Borrower acknowledges and agrees that Lender, at its option, may assign or otherwise transfer the Loan and any or all Loan Documents including, but not limited to, this Agreement, to other parties subsequent to the execution of this Agreement. This Agreement shall be binding upon the respective successors and assigns of Borrower and Lender. Borrower may not assign its rights, interests or obligations under this Agreement without first obtaining Lender's prior written consent.

14. Attorneys' Fees. In the event that Lender or its successors or assigns shall engage the services of an attorney at law to enforce the provisions of this Agreement against Borrower, then Borrower shall pay all costs of such enforcement, including any reasonable attorneys' fees actually incurred.

15.  Compliance with Laws; Insurance Requirements.

     (a) Compliance with Laws. All Capital Replacements shall comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

     (b) Insurance Requirements. In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workers' compensation, builder's risk (if required by Lender), and public liability insurance and other insurance required under applicable law in connection with any of the Capital Replacements.
          All such policies which can be endorsed with standard mortgage clauses making losses payable to Lender or its assigns shall be so endorsed. The originals of such policies shall be deposited with Lender.

16. Remedies Cumulative. In the event of Borrower's default under this Agreement, Lender may exercise all or any one or more of its rights and remedies available under this Agreement, at law or in equity. Such rights and remedies shall be cumulative and concurrent, and may be enforced separately, successively or together, and Lender's exercise of any particular right or remedy shall not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time as often as may be deemed necessary by Lender.

17. Determinations by Lender. In any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion.

18. Completion of Capital Replacements. Lender's disbursement of moneys from the Replacement Reserve Fund or other acknowledgment of completion of any Capital Replacement in a manner satisfactory to Lender shall not be deemed a certification by Lender that the Capital Replacement has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental authority or agency. Borrower shall at all times have the sole responsibility for insuring that all Capital Replacements are completed in accordance with all such governmental requirements.

19. No Agency or Partnership. Nothing contained in this Agreement shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

20. Entire Agreement. This writing, together with references to this Agreement contained in the Security Instrument, constitutes the entire agreement of the parties relative to the Replacement Reserve Fund. Any modification or amendment of this Agreement shall be ineffective unless in writing and signed by Lender and Borrower.

     ATTACHED EXHIBITS.  The following Exhibits are attached to this Agreement:

     |X |     Exhibit A       Property Description (required)

     |X |     Exhibit B       Capital Replacements (required)

     |X |     Exhibit C       Replacement Reserve Deposit (required)

     |X |     Exhibit D       Modifications to Agreement

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                         BORROWER:

                         FOX STRATEGIC HOUSING INCOME PARTNERS,
                         a California limited partnership

                         By:  Fox Partners VIII, a California general
                              partnership, General Partner

                           By:  Fox Capital Management Corporation, a
                                California corporation, Managing Partner

                               By:/s/ Robert D. Long, Jr.
                                  Robert D. Long, Jr., Vice President

Borrower's Social Security or Taxpayer Identification No.____________________

                              LENDER:
                              NEWPORT MORTGAGE COMPANY, L.P.,
                              a Texas limited partnership

                              By:   DUSCO, INC., a Texas corporation,
                                    General Partner


                                   By:/s/ Jeffrey S. Juster
                                     Jeffrey S. Juster, President


                                  EXHIBIT A


                             Property Description



                                  EXHIBIT B


                             Capital Replacements



                                  EXHIBIT C


                         Replacement Reserve Deposit


The following amounts shall be paid to Lender by Borrower each month in accordance with the provisions of Paragraph 2(a) for deposit into the Replacement Reserve Fund subject to the provisions of Paragraph 2(d):


From September 1, 1998 until the Loan is paid in full:         $4,275.00